================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                              --------------------

                    NUVEEN TAX-ADVANTAGED FLOATING RATE FUND
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 MASSACHUSETTS                TO BE APPLIED FOR
             (State of Incorporation            (I.R.S. Employer
                or Organization)               Identification No.)

                             333 West Wacker Drive
                            Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

--------------------------------------------------------------------------------

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class           Name of Each Exchange On Which
           to be so Registered           Each Class is to be Registered
           -------------------           ------------------------------

       Share of beneficial interest          New York Stock Exchange
       $0.01 par value per share

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

      Securities Act registration statement file number to which this form relates: 333-122276.

      Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                 ---------------------------------------------
                                (Title of Class)

================================================================================

Item 1.       Description of Registrant's Securities to be Registered.
----------------------------------------------------------------------

         The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Tax-Advantaged Floating Rate Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in an amendment to the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information included therein, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on February 9, 2005 (Registration Nos. 333-122276 and 811-21705, respectively), and such description is incorporated herein by reference.

Item 2.       Exhibits.
-----------------------

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 3, 2005

                                     NUVEEN TAX-ADVANTAGED
                                     FLOATING RATE FUND



                                     By:  /s/ Jessica R. Droeger
                                          ------------------------------------
                                     Name:  Jessica R. Droeger
                                     Title: Vice President and
                                              Secretary

                                       2